Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 39% TO $7.56 BILLION

SEATTLE—(BUSINESS WIRE)—October 21, 2010—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2010.

Operating cash flow increased 16% to $2.62 billion for the trailing twelve months, compared with $2.25 billion for the trailing twelve months ended September 30, 2009. Free cash flow decreased 5% to $1.83 billion for the trailing twelve months, compared with $1.92 billion for the trailing twelve months ended September 30, 2009.

Common shares outstanding plus shares underlying stock-based awards totaled 465 million on September 30, 2010, compared with 451 million a year ago.

Net sales increased 39% to $7.56 billion in the third quarter, compared with $5.45 billion in third quarter 2009. Excluding the $83 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 40% compared with third quarter 2009.

Operating income increased 7% to $268 million in the third quarter, compared with $251 million in third quarter 2009. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $15 million.

Net income increased 16% to $231 million in the third quarter, or $0.51 per diluted share, compared with net income of $199 million, or $0.45 per diluted share, in third quarter 2009.

“Every year for the last 15 years we’ve worked to improve the things customers care about, and this year is no exception,” said Jeff Bezos, founder and CEO of Amazon.com. “This holiday season we’ll have the best prices, the biggest selection, the highest in-stock, and the fastest delivery in our history.”

Highlights

•

Amazon began shipping a new Kindle that offers an electronic-ink screen with 50 percent better contrast, a 21 percent smaller body, a 15 percent lighter weight, 20 percent faster page turns, up to one-month of battery life with wireless off, double the storage, and built-in Wi-Fi—all for only $139. Kindle 3G adds free 3G wireless—no monthly bills or annual contracts—all for only $189.

•

The new generation Kindle devices are the fastest-selling Kindles of all time and the bestselling products on Amazon.com and Amazon.co.uk. More new generation Kindle devices were ordered in the first twelve weeks of availability than in the same time frame following any other Kindle launch. In addition, in the twelve weeks following the introduction of the new generation of Kindles, customers ordered more Kindle devices on Amazon.com and Amazon.co.uk than any other product.

•

The U.S. Kindle Store now has more than 720,000 books, including New Releases and 108 of 111 New York Times Best Sellers. Over 590,000 of these books are $9.99 or less, including 78 New York Times Best Sellers. Over 1.8 million free, out-of-copyright, pre-1923 books are also available to read on Kindle.

•

Amazon added to its growing list of Buy Once, Read Everywhere Kindle apps, announcing it will launch a Kindle App for the new BlackBerry PlayBook tablet computer. All Kindle apps let customers Buy Once, Read Everywhere—on Kindle, Kindle 3G, Kindle DX, iPad, iPod touch, iPhone, Mac, PC, BlackBerry, Android-based devices, and in the coming months the BlackBerry PlayBook. All Kindle apps are free and incorporate Amazon’s Whispersync technology, which allows readers to seamlessly switch between devices. With Kindle Worry-Free Archive, books purchased from the Kindle Store are automatically backed up online in the Kindle library on Amazon where they can be re-downloaded wirelessly for free, anytime.

•

The popular Kindle for Android app was updated with a number of new features that allow customers to search the full text of Kindle books by voice or text, seamlessly look up words and phrases in Wikipedia, lock screen orientation in portrait or landscape mode, and view details about a book on Shelfari, the books-focused social networking site—all without leaving the app.

•

Amazon announced that it will launch “Kindle Singles”—compelling ideas expressed at their natural length. Kindle Singles, which can be twice the length of a New Yorker feature or as much as a few chapters of a typical book might be the perfect, natural length to lay out a single killer idea, well researched, well argued and well illustrated—whether it’s a business lesson, a political point of view, a scientific argument, or a beautifully crafted essay on a current event. Kindle Singles will have their own section in the Kindle Store and be priced much lower than a typical book.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $4.13 billion, up 45% from third quarter 2009.

•

International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $3.43 billion, up 32% from third quarter 2009. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 35%.

•	Worldwide Media sales grew 14% to $3.35 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 15%.

•

Worldwide Electronics & Other General Merchandise sales grew 68% to $3.97 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 71%.

•

Amazon.com announced the launch of Amazon Mom—a new, free membership program that offers exclusive promotions and discounts available only to parents and caregivers. Customers who sign up for Amazon Mom can receive one year of Amazon Prime’s Unlimited Free Two-Day Shipping on items ranging from baby bottles to video cameras, and 30 percent off select diapers and wipes with Subscribe & Save.

•	The Company introduced Amazon Student, offering college students Amazon Prime Unlimited Free Two-Day Shipping free for one year on textbooks and millions of other items.

•

The Company announced the Heidi Klum for New Balance collection, exclusively available at Amazon.com. The collection includes tunics, knits, woven tops, leggings and outerwear pieces, all created for active women and featuring high-end fabrics such as cashmere blends, cottons and silks.

•

Amazon Elastic Compute Cloud (EC2) and Amazon Relational Database Service (RDS) lowered On-Demand and Reserved Instance prices for their largest high-memory instances, making it even more cost efficient for developers to take advantage of Amazon Web Services (AWS).

•

AWS announced the launch of a free usage tier. Beginning November 1, new AWS customers will be able to run a free Amazon EC2 instance for a year, while also leveraging a new free usage tier for Amazon S3, Amazon Elastic Block Store, Amazon Elastic Load Balancer, and AWS data transfer. This will enable developers to launch new applications, broaden their AWS knowledge, or simply gain hands-on familiarity with the services—all while incurring no charges.

•

AWS announced that a wide selection of Oracle enterprise software, including Oracle E-Business Suite, PeopleSoft Enterprise, Siebel CRM, Oracle Fusion Middleware, Oracle Database, and Oracle Linux, has been certified to run on Amazon EC2, enabling customers who power their businesses with Oracle software to fully leverage the scalability, reliability, and utility-based pricing model of AWS.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of October 21, 2010. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Fourth Quarter 2010 Guidance

•	Net sales are expected to be between $12.0 billion and $13.3 billion, or to grow between 26% and 40% compared with fourth quarter 2009.

•	Operating income is expected to be between $360 million and $560 million, or between 24% decline and 18% growth compared with fourth quarter 2009.

•

This guidance includes approximately $140 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle, Kindle 3G and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle 3G and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$1,629	$1,936	$3,444	$2,769	$2,514	$1,650

OPERATING ACTIVITIES:
Net income	231	199	736	518	1,120	743
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	150	96	399	266	510	343
Stock-based compensation	107	90	304	242	404	320
Other operating expense (income), net	26	9	77	80	98	90
Losses (gains) on sales of marketable securities, net	(2)	(1)	(2)	(3)	(2)	(3)
Other expense (income), net	(35)	(9)	(62)	(21)	(56)	(38)
Deferred income taxes	(16)	77	(44)	84	(44)	125
Excess tax benefits (charges) from stock-based compensation	(75)	17	(236)	(52)	(288)	(52)
Changes in operating assets and liabilities:
Inventories	(505)	(276)	(326)	(192)	(666)	(293)
Accounts receivable, net and other	(64)	(155)	348	28	(161)	(296)
Accounts payable	894	701	(1,078)	(372)	1,152	964
Accrued expenses and other	192	(3)	31	(131)	460	77
Additions to unearned revenue	152	197	502	610	946	772
Amortization of previously unearned revenue	(200)	(143)	(642)	(375)	(856)	(499)

Net cash provided by (used in) operating activities	855	799	7	682	2,617	2,253

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(315)	(103)	(651)	(236)	(788)	(337)
Acquisitions, net of cash acquired, and other	(42)	(5)	(82)	(40)	(81)	(127)
Sales and maturities of marketable securities and other investments	1,059	586	3,139	1,277	3,827	1,550
Purchases of marketable securities and other investments	(1,830)	(780)	(4,551)	(1,730)	(6,711)	(2,179)

Net cash provided by (used in) investing activities	(1,128)	(302)	(2,145)	(729)	(3,753)	(1,093)

FINANCING ACTIVITIES:
Excess tax benefits (charges) from stock-based compensation	75	(17)	236	53	288	52
Common stock repurchased	—	—	—	—	—	(100)
Proceeds from long-term debt and other	67	101	110	97	125	149
Repayments of long-term debt, capital lease, and finance lease obligations	(49)	(20)	(122)	(379)	(241)	(394)

Net cash provided by (used in) financing activities	93	64	224	(229)	172	(293)

Foreign-currency effect on cash and cash equivalents	90	17	9	21	(11)	(3)

Net increase (decrease) in cash and cash equivalents	(90)	578	(1,905)	(255)	(975)	864

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,539	$2,514	$1,539	$2,514	$1,539	$2,514

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$3	$2	$8	$30	$10	$32
Cash paid for income taxes	16	10	62	44	66	69
Fixed assets acquired under capital leases	141	60	283	97	333	141
Fixed assets acquired under build-to-suit leases	39	16	159	133	214	170

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$7,560	$5,449	$21,257	$14,989

Operating expenses (1):
Cost of sales	5,786	4,176	16,244	11,435
Fulfillment	680	466	1,808	1,297
Marketing	241	149	653	406
Technology and content	442	315	1,216	890
General and administrative	117	83	327	228
Other operating expense (income), net (2)	26	9	77	80

Total operating expenses	7,292	5,198	20,325	14,336

Income from operations	268	251	932	653

Interest income	13	7	36	28
Interest expense	(11)	(7)	(28)	(26)
Other income (expense), net	22	11	50	35

Total non-operating income (expense)	24	11	58	37

Income before income taxes	292	262	990	690

Provision for income taxes	(79)	(60)	(267)	(169)
Equity-method investment activity, net of tax	18	(3)	13	(3)

Net income	$231	$199	$736	$518

Basic earnings per share	$0.51	$0.46	$1.65	$1.20

Diluted earnings per share	$0.51	$0.45	$1.62	$1.18

Weighted average shares used in computation of earnings per share:
Basic	448	432	447	431

Diluted	456	441	455	439

(1) Includes stock-based compensation as follows:
Fulfillment	$23	$22	$65	$57
Marketing	7	5	19	14
Technology and content	56	48	159	130
General and administrative	21	15	61	41

(2) Q2 2009 was negatively impacted by a $51 million legal settlement.

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
North America
Net sales	$4,126	$2,843	$11,496	$7,872
Operating expenses
Cost of sales	3,011	2,091	8,343	5,754
Direct segment operating expenses (1)	929	596	2,494	1,687

Segment operating income	$186	$156	$659	$431

International
Net sales	$3,434	$2,606	$9,761	$7,117
Operating expenses
Cost of sales	2,775	2,085	7,901	5,681
Direct segment operating expenses (1)	444	327	1,206	892

Segment operating income	$215	$194	$654	$544

Consolidated
Net sales	$7,560	$5,449	$21,257	$14,989
Operating expenses
Cost of sales	5,786	4,176	16,244	11,435
Direct segment operating expenses	1,373	923	3,700	2,579

Segment operating income	401	350	1,313	975
Stock-based compensation	(107)	(90)	(304)	(242)
Other operating income (expense), net (2)	(26)	(9)	(77)	(80)

Income from operations	268	251	932	653
Total non-operating income (expense)	24	11	58	37
Provision for income taxes	(79)	(60)	(267)	(169)
Equity-method investment activity, net of tax	18	(3)	13	(3)

Net income	$231	$199	$736	$518

Segment Highlights:
Y/Y net sales growth:
North America	45%	23%	46%	19%
International	32	33	37	21
Consolidated	39	28	42	20
Y/Y segment operating income growth:
North America	19%	77%	53%	37%
International	11	36	20	30
Consolidated	15	52	35	33
Net sales mix:
North America	55%	52%	54%	53%
International	45	48	46	47

	100%	100%	100%	100%

(1)	A majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

(2)	Q2 2009 was negatively impacted by a $51 million legal settlement.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
North America
Media	$1,591	$1,412	$4,512	$3,865
Electronics and other general merchandise	2,326	1,293	6,440	3,652
Other	209	138	544	355

Total North America	$4,126	$2,843	$11,496	$7,872

International
Media	$1,759	$1,517	$5,142	$4,229
Electronics and other general merchandise	1,644	1,064	4,531	2,821
Other	31	25	88	67

Total International	$3,434	$2,606	$9,761	$7,117

Consolidated
Media	$3,350	$2,929	$9,654	$8,094
Electronics and other general merchandise	3,970	2,357	10,971	6,473
Other	240	163	632	422

Total Consolidated	$7,560	$5,449	$21,257	$14,989

Y/Y Net Sales Growth:
North America:
Media	13%	13%	17%	7%
Electronics and other general merchandise	80	36	76	35
Other	52	29	53	18
Total North America	45	23	46	19

International:
Media	16%	22%	22%	10%
Electronics and other general merchandise	54	54	61	44
Other	26	4	30	2
Total International	32	33	37	21

Consolidated:
Media	14%	17%	19%	9%
Electronics and other general merchandise	68	44	69	39
Other	48	25	50	15
Total Consolidated	39	28	42	20

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	18%	22%	20%	17%
Electronics and other general merchandise	60	58	61	56
Other	33	14	32	19
Total International	35	35	37	30

Consolidated:
Media	15%	18%	18%	13%
Electronics and other general merchandise	71	45	70	44
Other	49	26	50	18
Total Consolidated	40	29	41	25

Consolidated Net Sales Mix:
Media	44%	54%	45%	54%
Electronics and other general merchandise	53	43	52	43
Other	3	3	3	3

	100%	100%	100%	100%

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	September 30, 2010	December 31, 2009	September 30, 2009
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,539	$3,444	$2,514
Marketable securities	4,346	2,922	1,487
Inventories	2,515	2,171	1,617
Accounts receivable, net and other	959	988	671
Deferred tax assets	200	272	80

Total current assets	9,559	9,797	6,369
Fixed assets, net	2,099	1,290	1,086
Deferred tax assets	43	18	206
Goodwill	1,277	1,234	457
Other assets	1,184	1,474	854

Total assets	$14,162	$13,813	$8,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,614	$5,605	$3,354
Accrued expenses and other	1,761	1,759	1,183

Total current liabilities	6,375	7,364	4,537
Long-term debt	164	109	116
Other long-term liabilities	1,226	1,083	734

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 464, 461 and 449
Outstanding shares — 448, 444 and 433	5	5	4
Treasury stock, at cost	(600)	(600)	(600)
Additional paid-in capital	6,215	5,736	4,428
Accumulated other comprehensive loss	(131)	(56)	(35)
Retained earnings (accumulated deficit)	908	172	(212)

Total stockholders’ equity	6,397	5,257	3,585

Total liabilities and stockholders’ equity	$14,162	$13,813	$8,972

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$2,253	$3,293	$2,780	$2,561	$2,617	16%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$337	$373	$458	$575	$788	134%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,916	$2,920	$2,322	$1,986	$1,829	(5%)
Free cash flow — TTM Y/Y growth	98%	114%	62%	29%	(5%)	N/A
Invested capital (1)	$3,847	$4,449	$5,104	$5,820	6,576	N/A
Return on invested capital (2)	50%	66%	45%	34%	28%	N/A

Common shares and stock-based awards outstanding	451	461	463	465	465	3%
Common shares outstanding	433	444	446	448	449	4%
Stock-based awards outstanding	18	17	18	17	16	(11%)
Stock-based awards outstanding — % of common shares outstanding	4.2%	3.8%	4.0%	3.8%	3.6%	N/A

Results of Operations
Worldwide (WW) net sales	$5,449	$9,519	$7,131	$6,566	$7,560	39%
WW net sales — Y/Y growth, excluding F/X	29%	37%	42%	42%	40%	N/A
WW net sales — TTM	$21,693	$24,509	$26,750	$28,664	$30,776	42%
WW net sales — TTM Y/Y growth, excluding F/X	24%	29%	33%	38%	40%	N/A

Operating income (3)	$251	$476	$394	$270	$268	7%
Operating income — Y/Y growth, excluding F/X	69%	63%	56%	77%	13%	N/A
Operating margin — % of WW net sales	4.6%	5.0%	5.5%	4.1%	3.5%	N/A
Operating income — TTM (3)	$925	$1,129	$1,279	$1,391	$1,408	52%
Operating income — TTM Y/Y growth, excluding F/X	22%	39%	44%	65%	50%	N/A
Operating margin — TTM % of WW net sales	4.3%	4.6%	4.8%	4.9%	4.6%	N/A

Net income (3)	$199	$384	$299	$207	$231	16%
Net income per diluted share	$0.45	$0.85	$0.66	$0.45	$0.51	12%
Net income — TTM (3)	$743	$902	$1,024	$1,088	$1,120	51%
Net income per diluted share — TTM	$1.69	$2.04	$2.30	$2.42	$2.47	46%

Segments
North America Segment:
Net sales	$2,843	$4,956	$3,780	$3,590	$4,126	45%
Net sales — Y/Y growth, excluding F/X	24%	36%	46%	46%	45%	N/A
Net sales — TTM	$11,503	$12,828	$14,030	$15,168	$16,452	43%
Operating income	$156	$278	$273	$200	$186	19%
Operating margin — % of North America net sales	5.5%	5.6%	7.2%	5.6%	4.5%	N/A
Operating income — TTM	$562	$709	$832	$907	$937	67%
Operating income — TTM Y/Y growth, excluding F/X	20%	59%	79%	84%	67%	N/A
Operating margin — TTM % of North America net sales	4.9%	5.5%	5.9%	6.0%	5.7%	N/A

International Segment:
Net sales	$2,606	$4,563	$3,351	$2,976	$3,434	32%
Net sales — Y/Y growth, excluding F/X	35%	37%	37%	38%	35%	N/A
Net sales — TTM	$10,190	$11,681	$12,720	$13,496	$14,324	41%
Net sales — TTM % of WW net sales	47%	48%	48%	47%	47%	N/A
Operating income	$194	$319	$234	$206	$215	11%
Operating margin — % of International net sales	7.4%	7.0%	7.0%	6.9%	6.2%	N/A
Operating income — TTM	$773	$863	$925	$952	$973	26%
Operating income — TTM Y/Y growth, excluding F/X	49%	41%	33%	28%	23%	N/A
Operating margin — TTM % of International net sales	7.6%	7.4%	7.3%	7.1%	6.8%	N/A

Consolidated Segments:
Operating expenses (4)	$5,099	$8,922	$6,624	$6,160	$7,159	40%
Operating expenses — TTM (4)	$20,358	$22,937	$24,993	$26,805	$28,866	42%
Operating income	$350	$597	$507	$406	$401	15%
Operating margin — % of consolidated sales	6.4%	6.3%	7.1%	6.2%	5.3%	N/A
Operating income — TTM	$1,335	$1,572	$1,757	$1,859	$1,910	43%
Operating income — TTM Y/Y growth, excluding F/X	35%	48%	51%	51%	42%	N/A
Operating margin — TTM % of consolidated net sales	6.2%	6.4%	6.6%	6.5%	6.2%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,412	$2,099	$1,597	$1,324	$1,591	13%
Media — Y/Y growth, excluding F/X	14%	19%	22%	15%	12%	N/A
Media — TTM	$5,616	$5,964	$6,255	$6,432	$6,610	18%
Electronics and other general merchandise	$1,293	$2,662	$2,024	$2,090	$2,326	80%
Electronics and other general merchandise — Y/Y growth, excluding F/X	36%	54%	73%	76%	80%	N/A
Electronics and other general merchandise — TTM	$5,385	$6,314	$7,166	$8,069	$9,103	69%
Electronics and other general merchandise — TTM % of North America net sales	47%	49%	51%	53%	55%	N/A
Other	$138	$195	$159	$176	$209	52%
Other — TTM	$502	$550	$608	$668	$739	47%

Supplemental International Segment Net Sales:
Media	$1,517	$2,580	$1,833	$1,550	$1,759	16%
Media — Y/Y growth, excluding F/X	22%	26%	23%	21%	18%	N/A
Media — TTM	$6,118	$6,810	$7,225	$7,480	$7,723	26%
Electronics and other general merchandise	$1,064	$1,947	$1,489	$1,399	$1,644	54%
Electronics and other general merchandise — Y/Y growth, excluding F/X	58%	56%	61%	63%	60%	N/A
Electronics and other general merchandise — TTM	$3,977	$4,768	$5,382	$5,899	$6,478	63%
Electronics and other general merchandise — TTM % of International net sales	39%	41%	42%	44%	45%	N/A
Other	$25	$36	$29	$27	$31	26%
Other — TTM	$95	$103	$114	$117	$123	29%

Supplemental Worldwide Net Sales:
Media	$2,929	$4,679	$3,430	$2,874	$3,350	14%
Media — Y/Y growth, excluding F/X	18%	23%	22%	18%	15%	N/A
Media — TTM	$11,734	$12,774	$13,480	$13,912	$14,333	22%
Electronics and other general merchandise	$2,357	$4,609	$3,513	$3,489	$3,970	68%
Electronics and other general merchandise — Y/Y growth, excluding F/X	45%	54%	68%	70%	71%	N/A
Electronics and other general merchandise — TTM	$9,362	$11,082	$12,548	$13,968	$15,581	66%
Electronics and other general merchandise — TTM % of WW net sales	43%	45%	47%	49%	51%	N/A
Other	$163	$231	$188	$203	$240	48%
Other — TTM	$597	$653	$722	$785	$862	44%

Balance Sheet
Cash and marketable securities (5)	$4,304	$6,672	$5,381	$5,419	$6,123	42%
Inventory, net — ending	$1,617	$2,171	$1,820	$1,940	$2,515	56%
Inventory turnover, average — TTM	12.1	12.2	12.6	12.5	11.8	(3%)
Fixed assets, net	$1,086	$1,290	$1,436	$1,704	$2,099	93%

Accounts payable — ending	$3,354	$5,605	$3,619	$3,545	$4,614	38%
Accounts payable days — ending	72	68	59	65	73	2%

Other
WW shipping revenue	$208	$341	$248	$239	$270	30%
WW shipping costs	$388	$696	$518	$487	$576	48%
WW net shipping costs	$180	$355	$270	$248	$306	70%
WW net shipping costs — % of WW net sales	3.3%	3.7%	3.8%	3.8%	4.0%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	21,700	24,300	26,100	28,300	31,200	44%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Q2 2009 was negatively impacted by a $51 million legal settlement.
(4)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(5)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $303 million in Q3 2009, $306 million in Q4 2009, $318 million in Q1 2010, $311 million in Q2 2010 and $238 million in Q3 2010.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

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References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

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References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

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References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Contacts: Amazon.com Investor Relations Rob Eldridge, 206/266-2171 www.amazon.com/ir	Amazon.com Public Relations Mary Osako, 206/266-7180